Exhibit 99.1

777 Post Oak Blvd, Suite 500
Houston, Texas 77056
CONTACT:	William George	713-830-9600
	Chief Financial Officer	Fax 713-830-9696
(713) 830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS THIRD QUARTER RESULTS

— Strong Increases in Profits and Revenues —

Houston, TX – November 2, 2005 – Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation and air conditioning (“HVAC”) services, today announced net income of $6,131,000 or $0.15 per diluted share, for the quarter ended September 30, 2005, as compared to net income of $3,490,000 or $0.09 per diluted share, in the third quarter of 2004.  Net income from continuing operations for the quarter was $6,464,000 or $0.16 per diluted share in the third quarter of 2005, as compared to $3,341,000 or $0.09, in the third quarter of 2004.

The Company reported revenues from continuing operations of $243,453,000 in the current quarter as compared to $206,171,000 in 2004.  The Company also reported free cash flow of $6,630,000 in the current quarter as compared to free cash flow of $4,158,000 in 2004.  Backlog as of September 30, 2005 was $650,751,000 as compared to $639,654,000 as of June 30, 2005 on a same-store basis.

Bill Murdy, Comfort Systems USA’s Chairman and CEO, said, “We experienced sharp improvements in earnings and revenues, and we continued our track record of effective capital management even as rising activity levels led to an increase in our investment in working capital.  Our Company’s growing strength has also allowed our Board of Directors to declare, for the first time, a quarterly dividend of $0.025 per share, and we are very pleased to begin to provide a direct and tangible return to our many loyal shareholders.”   The details of the dividend are contained in a separate release also issued today.

The Company reported net income for the nine months ended September 30, 2005 of $11,338,000 or $0.28 per diluted share as compared to net income of $8,707,000 or $0.22 per diluted share in 2004.  Excluding the debt cost write off, net income from continuing operations was $12,718,000 or $0.32 per diluted share for the nine months ended September 30, 2005.  The Company reported revenues of $681,937,000 from continuing operations for the first nine months of 2005, as compared to $594,198,000 in 2004.

Murdy continued, “We believe that the improvement we are experiencing is largely due to our emphasis on productivity and execution, and is a tribute to our many employees.  Our commitment to our people is leading us to continue to increase our efforts and investment in training our team members throughout the Company.  This emphasis, when combined with improved market conditions and our strong balance sheet and backlog, should give us a solid foundation to pursue further improvement.”

As previously announced, the Company will host a conference call to discuss its financial results and position in more depth on Thursday, November 3, 2005 at 9:00 a.m. Central Time.  The call-in number for this conference call is 1-517-308-9002.  A replay of the entire call will be available until 5:00 p.m. Central Time, Thursday, November 10, 2005 by calling 1-402-220-9713.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 57 locations in 50 cities around the nation.  For more information, visit the Company’s website at www.comfortsystemsusa.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current plans and expectations of Comfort Systems USA, Inc. and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, among others, retention of key management, national and regional weakness in non-residential construction activity, difficulty in obtaining debt financing or bonding, shortages of labor and specialty building materials, seasonal fluctuations in the demand for HVAC systems and the use of incorrect estimates for bidding a fixed price contract and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this release.  Comfort Systems USA, Inc. expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in Comfort Systems USA, Inc.’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

– Financial table follows –

Comfort Systems USA, Inc.

Consolidated Statements of Operations

For the Three Months and Nine Months Ended September 30, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	%	2004	%	2005	%	2004	%
Revenues	$243,453	100.0%	$206,171	100.0%	$681,937	100.0%	$594,198	100.0%
Cost of services	202,418	83.1%	173,706	84.3%	571,690	83.8%	499,670	84.1%
Gross profit	41,035	16.9%	32,465	15.7%	110,247	16.2%	94,528	15.9%

SG&A	29,613	12.2%	26,102	12.7%	87,339	12.8%	77,686	13.1%
Loss (gain) on sale of assets	(53)	—	34	—	(112)	—	(33)	—

Income from operations	11,475	4.7%	6,329	3.1%	23,020	3.4%	16,875	2.8%

Interest expense, net	1	—	334	0.2%	495	0.1%	1,113	0.2%
Other expense (income)	39	—	101	—	(36)	—	438	0.1%
Write off of debt costs	—	—	—	—	870	0.1%	—	—
Income before taxes	11,435	4.7%	5,894	2.9%	21,691	3.2%	15,324	2.6%
Income taxes	4,971		2,553		9,452		6,596
Income from continuing operations	6,464	2.7%	3,341	1.6%	12,239	1.8%	8,728	1.5%

Discontinued operations: Operating income (loss), net of income tax expense (benefit) of $(461), $80, $(693) and $73	(295)		149		(1,000)		116
Estimated gain (loss) on disposition, including income tax expense (benefit) of $(17), $0, $65 and $235	(38)		—		99		(137)

Net income	$6,131		$3,490		$11,338		$8,707

Income per share:
Basic-
Income from continuing operations	$0.16		$0.09		$0.31		$0.23
Discontinued operations -
Income (loss) from operations	(0.01)		—		(0.02)		—
Estimated gain (loss) on disposition	—		—		—		—
Net income	$0.15		$0.09		$0.29		$0.23

Diluted -
Income from continuing operations	$0.16		$0.09		$0.30		$0.22
Discontinued operations -
Income (loss) from operations	(0.01)		—		(0.02)		—
Estimated gain (loss) on disposition	—		—		—		—
Net income	$0.15		$0.09		$0.28		$0.22

Shares used in computing income (loss) per share:
Basic	39,372		38,418		39,180		38,298
Diluted	40,382		39,455		40,179		39,457

Note 1:  The diluted earnings per share data presented above reflects the dilutive effect, if any, of stock options, warrants and contingently issuable restricted stock which were outstanding during the periods presented.

Supplemental Non-GAAP Information (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	%	2004	%	2005	%	2004	%
Income from continuing operations (after tax)	$6,464		$3,341		$12,239		$8,728
Write off of debt costs (after tax)	—		—		479		—
Income from continuing operations (after tax), excluding the write off of debt costs	$6,464	2.7%	$3,341	1.6%	$12,718	1.9%	$8,728	1.5%

Diluted earnings per share -
income from continuing operations (after tax), excluding the write off of debt costs	$0.16		$0.09		$0.32		$0.22

Note 1:  Operating results from continuing operations, excluding the write off of debt costs, is presented because the Company believes it reflects the results of the core ongoing operations of the Company, and because we believe it is responsive to frequent questions we receive about the Company from third parties.  However, this measure is not considered a primary measure of an entity’s financial results under generally accepted accounting principles, and accordingly, this amount should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Note 2:  The tax rate on this item was computed using the pro forma effective tax rate of the Company exclusive of this charge.

Supplemental Non-GAAP Information – Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2005	%	2004	%	2005	%	2004	%
Net income	$6,131		$3,490		$11,338		$8,707
Discontinued operations	333		(149)		901		21
Income taxes	4,971		2,553		9,452		6,596
Write off of debt costs	—		—		870		—
Other expense (income)	39		101		(36)		438
Interest expense, net	1		334		495		1,113
Loss (gain) on sale of assets	(53)		34		(112)		(33)
Depreciation	1,276		1,276		3,382		3,498
Adjusted EBITDA	$12,698	5.2%	$7,639	3.7%	$26,290	3.9%	$20,340	3.4%

Note 1:  The Company defines adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income, excluding discontinued operations, income taxes, write off of debt costs, other expense (income), interest expense, net, gain on sale of assets and depreciation.  Adjusted EBITDA may be defined differently by other companies. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties.  However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Cash and cash equivalents	$33,709	$32,698
Accounts receivable, net	206,147	171,246
Costs and estimated earnings in excess of billings	26,467	24,683
Assets related to discontinued operations	872	5,860
Other current assets	27,727	26,912
Total current assets	294,922	261,399

Property and equipment, net	13,889	12,456
Goodwill	100,123	100,123
Other noncurrent assets	7,258	9,138

Total assets	$416,192	$383,116

Current maturities of long-term debt	$—	$2,071
Accounts payable	69,153	63,620
Billings in excess of costs and estimated earnings	55,981	36,927
Liabilities related to discontinued operations	38	1,935
Other current liabilities	60,564	55,215
Total current liabilities	185,736	159,768

Long-term debt	—	6,751
Other long-term liabilities	—	—

Total liabilities	185,736	166,519

Total equity	230,456	216,597

Total liabilities and equity	$416,192	$383,116

Selected Cash Flow Data (in thousands) (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Cash flow from operating activities	$8,103	$5,121	$14,491	$12,781
Cash flow from investing activities	$(930)	$(807)	$(5,766)	$(1,631)
Cash flow from financing activities	$81	$(526)	$(7,592)	$(793)

Cash flow from operating activities	$8,103	$5,121	$14,491	$12,781
Purchases of property and equipment	(1,826)	(963)	(5,053)	(3,180)
Proceeds from sales of property and equipment	353	—	564	283
Free cash flow	$6,630	$4,158	$10,002	$9,884

Note 1:  Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales.  Free cash flow may be defined differently by other companies.  Free cash flow is presented because it is a financial measure that is frequently requested by third parties.  However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.